EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-84055) pertaining to the Paychex, Inc. 401(k) Incentive Retirement Plan, and

(2)	Registration Statement (Form S-8 No. 333-170871) pertaining to the Paychex, Inc. 2002 Stock Incentive Plan, as amended and restated effective October 13, 2010;

of our report dated July 22, 2013, with respect to the consolidated financial statements and schedule of Paychex, Inc. for the year ended May 31, 2013 included in this Annual Report (Form 10-K) of Paychex, Inc. for the year ended May 31, 2015.

/s/ Ernst & Young LLP

Rochester, New York
July 21, 2015